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Marissa Vidaurri
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Cadence to Acquire AWR Corporation from National Instruments to Accelerate System Innovation for 5G RF Communications
SAN JOSE, Calif., December 2, 2019-Cadence Design Systems, Inc. (Nasdaq: CDNS) and National Instruments Corporation (Nasdaq: NATI) today announced that they have entered into a definitive agreement pursuant to which Cadence expects to acquire AWR Corporation, a wholly owned subsidiary of National Instruments (NI). AWR is an industry leader in high-frequency RF EDA software technology and will bring a highly talented RF team to Cadence. Concurrently, Cadence and NI also entered into a strategic alliance agreement to expand their relationship to enhance electronic system innovation with a focus on communications.

AWR software is used by microwave and RF engineers to design wireless products for complex, high-frequency RF applications. The technology helps customers accelerate the design and product development cycle of systems used in communications, aerospace and defense, semiconductor, computer, and consumer electronics, by helping reduce the time it takes to go from concept to manufacturing.

"Companies designing communication and radar chips, modules and systems face increasing time-to-market pressure in high-growth 5G/wireless applications. Creating differentiated products while reducing cycle time requires a seamless design, simulation and analysis environment," said Dr. Anirudh Devgan, president of Cadence. "The addition of AWR’s talent and technologies will enable us to provide more integrated and optimized RF design solutions, thereby further accelerating system innovation as we execute our Intelligent System Design strategy."

Designers are challenged with the traditional RF/microwave design flow, which consists of processes that are error-prone, resulting in a loss of productivity and capability. Customers can benefit from a seamless integration connecting the AWR® Design Environment with the Cadence® Allegro® PCB Designer and the industry-leading Virtuoso® and Spectre® platforms for RF integrated circuit (IC) design excellence. Electromagnetic and thermal analysis is often difficult and tedious for a designer to setup and use. To address this, the integration also includes Cadence system analysis tools such as the Clarity™ 3D Solver, Celsius™ Thermal Solver and Sigrity™ PowerSI® technologies.

"RF/microwave/mmWave applications need best-in-class solutions to achieve first-pass success with optimal design performance," said Joseph E. Pekarek, general manager of AWR. "By joining forces with Cadence, our goal is to be able to leverage the strength and heritage of the Virtuoso and Allegro platforms along with the AWR Design Environment platform to deliver complete solutions for complex ICs, packages and boards."

The flows resulting from the integration of AWR technology with Cadence computation software are expected to be tightly connected with the NI LabVIEW and PXI modular instrumentation systems and semiconductor data platform as part of a new strategic alliance. For more information on the Cadence and NI strategic alliance, please visit ni.com/nati/news

Under the terms of the definitive agreement, Cadence will pay approximately $160 million in cash at closing and expects approximately 110 AWR employees to join Cadence. The acquisition is expected to close in the first quarter of 2020 and is subject to customary closing conditions, including regulatory approval.

About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s Intelligent System Design™ strategy helps customers develop differentiated products-from chips to boards to intelligent systems-in mobile, consumer, cloud, data center, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine’s 100 Best Companies to Work For. Learn more at www.cadence.com.

About National Instruments
NI (ni.com) develops high-performance automated test and automated measurement systems to help you solve your engineering challenges now and into the future. Our open, software-defined platform uses modular hardware and an expansive ecosystem to help you turn powerful possibilities into real solutions. Learn more at www.ni.com.

Cadence Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the expected benefits to Cadence, its products and its customers from the expected acquisition and the strategic alliance and the expected timing in which the closing of the expected acquisition will occur, that are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including the effects of the expected acquisition on Cadence’s financial results and business, the ability to successfully operate or integrate the AWR business into Cadence, the ability to retain and integrate AWR employees into Cadence, the ability to realize the expected benefits of the strategic alliance agreement, the changes in customer demands and markets, and other risk factors set forth in Cadence’s most recent reports on Form 10-K and Form 10-Q. Cadence undertakes no obligation to update any forward-looking statement in this press release.

National Instruments Forward-Looking Statements
This press release contains certain forward-looking statements of NI, including statements that Cadence expects to acquire AWR, that the strategic alliance agreement will expand their relationship to enhance electronic system innovation with a focus on communications, AWR’s goal being able to leverage the strength and heritage of the Virtuoso and Allegro platforms along with the AWR Design Environment platform to deliver complete solutions for complex ICs, packages and boards, that the flows resulting from the integration of AWR technology with Cadence computation software are expected to be tightly connected with the NI LabVIEW and PXI modular instrumentation systems and semiconductor data platform as part of a new strategic alliance and that the acquisition is expected to close in the first quarter of 2020. These forward-looking statements are subject to numerous risks, uncertainties and other factors, many of which are outside of the control of NI, including, among others: the failure or inability of Cadence or NI to meet the closing conditions or to otherwise consummate the AWR transaction, the timing and ability to of the parties to obtain regulatory approval, the ability of the parties to realize the expected benefits of the strategic alliance agreement including the integrated product being tightly connected with the NI LabVIEW and PXI modular instrumentation systems, the risk of adverse changes or fluctuations in the global economy, further adverse fluctuations in NI’s industry, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, NI’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results. NI directs readers to its Form 10-K for the year ended Dec. 31, 2018, its Form 10-Q for the quarter ended September 30, 2019 and the other documents it files with the SEC for other risks associated with its future performance. NI undertakes no obligation to update any forward-looking statement in this press release. Stockholders are cautioned not to place undue reliance on the forward-looking statements herein, which speak only as of the date such statements are made.
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